AMERICAN COMMUNITY PROPERTIES TRUST

AMENDED AND RESTATED BYLAWS

These Amended and Restated Bylaws of American Community Properties Trust are effective this 1st day of January 2009.

ARTICLE I

OFFICES
                Section 1. Principal Office. The principal office of the Trust shall be located in St. Charles, Maryland.

                Section 2. Additional Offices. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

                Section 3. Fiscal and Taxable Years. The fiscal and taxable years of the Trust shall begin on January 1 and end on December 31.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. Place. All meetings of shareholders shall be held at the principal office of the Trust or at such other place within the United States as shall be stated in the Notice of the meeting.

Section 2. Meetings of Shareholders. Time and Place. The annual meeting of shareholders as provided in Article VII, Section 1 of the Declaration of Trust shall be held between March 1 and June 30 each year. The hour and location of each meeting shall be fixed by the Trustees and included in the Notice of the meeting. If for any reason the annual meeting is not held on the date herein provided, a subsequent meeting may be held in place thereof, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meetings.

Section 3. Special Meetings. The Chairman of the Board or the President or one-third of the Trustees may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meting. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing Notice of the meeting and, upon payment by such shareholders to the Trust of such costs, the Secretary shall give notice to each shareholder entitled to notice of the meeting.  Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

Section 4. Notice. Not less than ten nor more than 90 days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Trust, with postage thereon prepaid.

Section 5. Scope of Notice. Any business of the Trust may be transacted at an annual meeting of shareholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of shareholders except as specifically designated in the notice.

Section 6. Organization. At every meeting of the shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretary a person appointed by the Chairman shall act as Secretary.

Section 7. Quorum. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section shall not affect any requirement under any statute or the Declaration of Trust for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8. Voting. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee.  A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting unless more than a majority of the votes cast is required herein or by statute or by the Declaration of Trust. Unless otherwise provided in the Declaration, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 9. Proxies. A shareholder may cast the votes entitled to be cast by the shares owned of record by him, either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Trust before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 10. Voting of Shares by Certain Holders. Shares of the Trust registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or agreement of the partners of the partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any trustee or other fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

Shares of the Trust directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 11. Inspectors. At any meeting of shareholders, the Chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 12. Reports to Shareholders. The Trustees shall submit to the shareholders at or before the annual meeting of shareholders a report of the business and operations of the Trust during such fiscal year, containing a balance sheet and a statement of income and surplus of the Trust, accompanied by the certification of an independent certified public accountant, and such further information as the Trustees may determine is required pursuant to any law or regulation to which the Trust is subject. Within the earlier of 20 days after the annual meeting of shareholders or 120 days after the end of the fiscal year of the Trust, the Trustees shall place the annual report on file at the principal office of the Trust and with any governmental agencies as may be required by law and as the Trustees may deem appropriate.

Section 13. Nominations and Shareholder Business.

(a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Trustees and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Trust’s notice of meeting, (ii) by or at the direction of the Trustees or (iii) by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 13(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(a).

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 13, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Trust’s books, and of such beneficial owner and (y) the number of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 13 to the contrary, in the event that the number of Trustees to be elected to the Board of Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees made by the Trust at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board of Trustees may be made at a special meeting of shareholders at which Trustees are to be elected (i) pursuant to the Trust’s notice of meeting (ii) by or at the direction of the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record at the time of giving of notice provided for in this Section 13(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(b). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the Board of Trustees, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust’s notice of meeting, if the shareholder’s notice containing the information required by paragraph (a)(2) of this Section 13 shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.

(c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such defective nomination or proposal be disregarded.

(2)  For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 12, 14 or 15(d) of the Exchange Act.

(3)  Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 14. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

Section 15. Voting by Ballot. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

Section 16. Control Share Acquisition Act.  Effective October 8, 2007, the Trust elects not to be bound by Subtitle 7 of Title of the Corporations and Associations Article of the Annotated Code of Maryland.

ARTICLE III
TRUSTEES

Section 1. General Powers: Qualifications: Trustees Holding Over. The business and affairs of the Trust shall be managed under the direction of its Board of Trustees. A Trustee shall be an individual at least 21 years of age who is not under legal disability. In case of failure to elect Trustees at an annual meeting of the shareholders, the Trustees holding over shall continue to direct the management of the business and affairs of the Trust until their successors are elected and qualify.

Section 2. Annual and Regular Meetings. An annual meeting of the Trustees shall be held immediately after and at the same place as the annual meeting of shareholders, no notice other than this Bylaw being necessary. The Trustees may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Trustees without other notice than such resolution.

Section 3. Special Meetings. Special meetings of the Trustees may be called by or at the request of the Chairman of the Board or the President or by a majority of the Trustees then in office. The person or persons authorized to call special meetings of the Trustees may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Trustees called by them.

Section 4. Notice. Notice of any special meeting shall be given by written notice delivered personally, telegraphed or mailed to each Trustee at his business or residence address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. Telephone or facsimile transmission notice shall be given at least 24 hours prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Telephone notice shall be deemed given when the Trustee is personally given such notice in a telephone call to which he is a party. Facsimile-transmission notice shall be deemed given upon completion of the transmission of the message to the number given to the Trust by the Trustee and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Trustees need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 5. Quorum. A majority of the entire Board of Trustees shall constitute a quorum for transaction of business at any meeting of the Trustees, provided that, if less than a majority of such Trustees are present at said meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the

Declaration of Trust or these Bylaws, the vote of a majority of a particular group of Trustees is required for action, a quorum must also include a majority of such group.

The Trustees present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum.

Section 6. Voting. (a) Except as provided in subsection (b) of this Section 6, the action of the majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees, unless the concurrence of a greater proportion is required for such action by applicable statute.

(b) Notwithstanding anything in these Bylaws to the contrary, any action pertaining to any transaction involving the Trust, including the purchase, sale, lease, or mortgage of any real estate asset or any other transaction, in which a Trustee or officer of the Trust, or any Affiliate (as defined in the Declaration of Trust of the Trust) of any of the foregoing persons, has any direct or indirect interest other than solely as a result of his status as a Trustee, officer, or shareholder of the Trust, must be approved by a majority of the Independent Trustees (as defined in the Declaration of Trust), even if the Independent Trustees constitute less than a quorum.

Section 7. Telephone Meetings. Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 8. Informal Action by Trustees. Any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission and signed by each Trustee (by electronic means or otherwise), and such written consent is filed in paper or electronic form with the minutes of proceedings of the Trustees.

Section 9. Vacancies. If for any reason any or all the Trustees cease to be Trustees, such event shall not terminate the Trust or affect these Bylaws or the powers of the remaining Trustees hereunder (even if fewer than two Trustees remain). Any vacancy (excluding a vacancy created by the removal of a Trustee by shareholder vote) shall be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining Trustees. Any individual so elected as Trustee shall hold office for the unexpired term of the Trustee he is replacing.

   Section 10. Compensation. Trustees that are not employees of the Trust or any of its affiliates shall each receive a fee of $10,000 per quarter. Additionally, the Chairman of the Audit Committee shall receive an additional $2,500 per quarter; the Chairman of the Compensation Committee shall receive an additional $750 per quarter; and the Chairman of the Nominating Committee shall receive an additional $750 per quarter. All such quarterly fees shall be paid in arrears on the last business day of the quarter. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof, and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees, but nothing herein contained shall be construed to preclude any Trustees from serving the Trust in any other capacity and receiving compensation therefor. Trustees are eligible to participate in any share incentive plan adopted for such purpose by the Trust, and shall each receive, immediately following each annual meeting of shareholders, an annual grant of restricted shares valued at $30,000 based on the terms of the Company's share incentive plan, which shall entitle the holder to any dividends declared on the Trust's common shares and shall become fully vested on the first anniversary of the grant date.

Section 11. Resignation and Removal of Trustees. (a) Any Trustee may resign by providing written notice to that effect to the Secretary, the President or the Board of Trustees.

(b) The shareholders may, at any time, remove any Trustee in the manner provided in the Declaration of Trust.

Section 12. Loss of Deposits. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

Section 13. Surety Bonds. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

Section 14. Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

Section 15. Number and Qualifications. The number of Trustees of the Trust shall not be less than three (3) nor more than nine (9). The Trustees shall be classified, with respect to the terms for which they severally hold office, into separate classes, in the manner prescribed in the Trust’s Declaration of Trust. At any regular meeting or at any special meeting called for that purpose, at least two thirds of the members of the Board of Trustees shall establish, increase or decrease the number of Trustees, provided that the number thereof shall never be less than required by Maryland law and further provided that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. Trustees need not be shareholders of the Trust.

Section 16. Interested Trustee Transactions. Section 2-419 of the Maryland General Corporation Law (the "MGCL") shall be available for and apply to any contract or other transaction between the Trust and any of its Trustees or between the Trust and any other trust, corporation, firm or other entity in which any of its Trustees is a trustee or director or has a material financial interest.

ARTICLE IV
COMMITTEES

Section 1. Number. Tenure and Qualifications: Vacancies. The Board of Trustees may appoint from among its members an Audit Committee, Compensation Committee and other committees comprised of two or more Trustees. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Trustees.

Subject to the provisions hereof, the Board of Trustees shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

Section 2. Powers. The Trustees may delegate to committees appointed under Section 1 of this Article any of the powers of the Trustees, except as prohibited by law.

Section 3. Meetings. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another Trustee to act in the place of such absent member.

One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Trustees may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Trustee to act at the meeting in the place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Trustee, such appointee shall be an Independent Trustee.

Each committee shall keep minutes of its proceedings and shall report the same to the Board of Trustees at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Trustees, provided that no rights of third persons shall be affected by any such revision or alteration.

Section 4. Telephone Meetings. Members of a committee of the Trustees may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. Informal Action by Committees. Any action required or permitted to be taken at any meeting of a committee of the Trustees may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission and signed by each member of the committee (by electronic means or otherwise), and such written consent is filed in paper or electronic form with the minutes of proceedings of such committee.

ARTICLE V
OFFICERS

Section 1. General Provisions. The officers of the Trust (who may be employed by any affiliate thereof) shall consist of a Chairman of the Board (who shall be a Trustee), one or more Chief Operating Officers, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Treasurers, a Secretary, and one or more Assistant Secretaries. In addition, the Trustees may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Trust shall be elected annually by the Trustees at the first meeting of the Trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualified or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except President and Vice President may be held by the same person. In their discretion, the Trustees may leave unfilled any office except that of President and Secretary. Election of an officer or agent shall not of itself create contract rights between the Trust and such officer or agent.

Section 2. Removal and Resignation. Any officer or agent of the Trust may be removed by the Trustees if in their judgment the best interests of the Trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Trust may resign at any time by giving written notice of his resignation to the Trustees, the Chairman of the Board, the President, or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Trust.

Section 3. Vacancies. A vacancy in any office may be filled by the Trustees for the balance of the term.

Section 4. Chief Executive Officer. The Trustees may designate a Chief Executive Officer from among the elected officers. The Chief Executive Officer shall have responsibility for implementation of the policies of the trust, as determined by the Trustees, and for the administration of the business affairs of the Trust. In the absence of the Chairman the Chief Executive Officer shall preside over the meetings of the Trustees and of the shareholders at which he shall be present.

Section 5. Chief Operating Officer. The Trustees may designate one or more Chief Operating Officers from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees.

Section 6. Chief Financial Officer. The Trustees may designate a Chief Financial Officer from among the elected officers. Said officer will have the responsibilities and duties as set forth by the Trustees or the Chief Executive Officer.

Section 7. Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Trustees and of the shareholders at which he shall be present and shall in general oversee all of the business and affairs of the Trust. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at such meetings at which he shall be present. The Chairman may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed. The Chairman of the Board shall perform such other duties as may be assigned to him or them by the Trustees.

Section 8. President. In the absence of the Chairman and the Chief Executive Officer, the President shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. In the absence of a designation of a Chief Executive Officer by the Trustees, the President shall be the Chief Executive Officer and shall be ex officio a member of all committees that may, from time to time, be constituted by the Trustees. The President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these Bylaws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Trustees from time to time.

Section 9. Vice President. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers and be subject to all the restrictions upon the President; and shall perform such other duties as from time to time may be assigned to him by the President or by the Trustees. The Trustees may designate one or more Vice Presidents as Executive Vice President or as Vice President for particular areas of responsibility.

Section 10. Secretary. The Secretary shall (i) keep the minutes of the proceedings of the shareholders, the Trustees and committees of the Trustees in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be custodian of the trust records and of the seal of the Trust; (iv) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (v) have general charge of the share transfer books of the Trust; and (vi) in general perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Trustees.

Section 11. Treasurer. The Treasurer shall have the custody of the funds and securities of the Trust and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all moneys and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trustees.

He shall disburse the funds of the Trust as may be ordered by the Trustees, taking proper vouchers for such disbursements, and shall render to the President and Trustees, at the regular meetings of the Trustees or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Trust.

If required by the Trustees, he shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trustees for the faithful performance of the duties of his office and for the restoration to the Trust, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Trust.

Section 12. Salaries. The salaries of the officers shall be fixed from time to time by the Trustees and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Trustee.

ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Trustees may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Trust and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the Trustees or by an authorized person shall be valid and binding upon the Trustees and upon the Trust when authorized or ratified by action of the Trustees.

Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Trust shall be signed by such officer or officers, agent or agents of the Trust in such manner as shall from time to time be determined by the Trustees.

Section 3. Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

ARTICLE VII
SHARES

   Section 1.  Certificated and Uncertificated Shares. Shares of beneficial interest in the Trust may be certificated or uncertificated, as provided under Maryland law. All certificates of beneficial interest of the Trust shall be numbered and shall be entered in the books of the Trust as they are issued.  They shall exhibit the holder’s name and number of shares and shall be signed by the Chief Executive Officer, the President or the Vice President, countersigned by the Secretary or an Assistant Secretary, the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Trust.  Any or all of the signatures on the certificate may be manual or facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer, transfer agent or registrar.  Each certificate representing shares which are restricted as to their beneficial ownership or transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Trust, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  In lieu of such statement or summary, the Trust may set forth upon the face or back of the certificate a statement that the Trust will furnish to any shareholder, upon request and without charge, a full statement of such information.  At the time of issue or transfer of shares without certificates, the Trust shall send the shareholder a written statement of information required on the certificates by Section 8-203 of the Maryland REIT Law.

       Section 2.  Transfers. Each certificate for shares of beneficial interest which are subject to any restriction on transfer pursuant to the Declaration of Trust, these Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Trust shall have conspicuously noted on the face or back the certificate either the full text of the restriction or a statement of the existence of such a restriction.

    Except as otherwise established by rules and regulations established by the Board of Trustees, and subject to applicable law, transfers of shares of beneficial interest shall be made on the books of the Trust by the surrender to the Trust or its transfer agent of a share certificate representing such shares, in the case of shares of beneficial interest represented by a certificate, or uncertificated security, in either case, properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Trust or its transfer agent may reasonably require.  Except as may be otherwise required by law, the Declaration of Trust or these Bylaws, the Trust shall be entitled to treat the record holder of beneficial interest as shown on its books as the owner of such beneficial interest for all purposes, including the payment of dividends and the right to vote with respect to such beneficial interest, regardless of any transfer, pledge or other disposition of such beneficial interest, until the shares have been transferred on the books of the Trust in accordance with the requirements of these Bylaws.

                  Section 3. Replacement Certificate. Any officer designated by the Trustees may direct a new certificate to be issued in place of any certificate previously issued by the Trust alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the officer designated by the Trustees may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Trust to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

                  Section 4. Closing of Transfer Books or Fixing of Record Date. The Trustees may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of shareholders for any other purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of shareholders not less than ten days, before the date on which the meeting or particular action requiring such determination of shareholders of record is to be held or taken.

In lieu of fixing a record date, the Trustees may provide that the share transfer books shall be closed for a stated period but not longer than 20 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days before the date of such meeting.

If no record date is fixed and the share transfer books are not closed for the determination of shareholders, (i) the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of shareholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Trustees, declaring the dividend or allotment of rights, is adopted.

                   When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

                   Section 5. Stock Ledger. The Trust shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

                  Section 6. Fractional Shares: Issuance of Units. The Trustees may issue fractional shares or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Declaration of Trust or these Bylaws, the Trustees may issue units consisting of different securities of the Trust. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Trust, except that the Trustees may provide that for a specified period securities of the Trust issued in such unit may be transferred on the books of the Trust only in such unit.

ARTICLE VIII
SEAL

Section 1. Seal. The Trustees may authorize the adoption of a seal by the Trust. The seal shall have inscribed thereon the name of the Trust and the year of its formation. The Trustees may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. Affixing Seal. Whenever the Trust is required to place its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Trust.

ARTICLE IX
INDEMNIFICATION AND ADVANCE FOR EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Trust, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify (i) any Trustee, officer or shareholder or any former Trustee, officer or shareholder (including among the foregoing, for all purposes of this Article X and without limitation, any individual who, while a Trustee, officer or shareholder and at the express request of the Trust, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, shareholder, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (ii) any Trustee or officer or any former Trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) he actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (iii) each shareholder or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, the Trust shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Trustee, officer or shareholder or former Trustee, officer or shareholder made a party to a proceeding by reason such status, provided that, in the case of a Trustee or officer, the Trust shall have received (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Trust as authorized by these Bylaws and (b) a written undertaking by or on its behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the applicable standard of conduct was not met. The Trust may, with the approval of its Trustees, provide such indemnification or payment or reimbursement of expenses to any Trustee, officer or shareholder or any former Trustee, officer or shareholder who served a predecessor of the Trust and to any employee or agent of the Trust or a predecessor of the Trust. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Declaration of Trust or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the MGCL for directors of Maryland corporations. The Trust may provide to Trustees, officers and shareholders such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MCCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE X
WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XI
AMENDMENT OF BYLAWS

The Trustees shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

ARTICLE XII
MISCELLANEOUS

All references to the Declaration of Trust shall include any amendments thereto.